SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 31, 2003

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware 000-31135 04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Boulevard, Suite 470, Durham, North Carolina 27703-8466
(Address of Principal Executive Offices)	(Zip Code	)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, If Changed Since Last Report)

Item 5.            Other Events.

On July 31, 2003, Inspire Pharmaceuticals, Inc. issued the following press release:

“INSPIRE PHARMACEUTICALS’ DIQUAFOSOL NDA GRANTED PRIORITY REVIEW BY

THE FDA

“DURHAM, NC – July 31, 2003 - Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) announced today that the U.S. Food and Drug Administration (FDA) has granted Priority Review for Inspire’s New Drug Application (NDA) for diquafosol tetrasodium ophthalmic solution, for the treatment of dry eye. Priority Review is an FDA procedure designed to accelerate the review of potential products that address a significant unmet medical need. The designation of Priority Review sets the target date for initial FDA action at 6 months from the NDA submission date. The NDA submission date for diquafosol was June 27, 2003. Official notification from the FDA on filability of the NDA is expected in September, which is within the usual timeframe for such notification.

“ ‘We are pleased that the FDA has granted Priority Review for diquafosol and we have already begun an active dialogue with the FDA on various aspects of the submission,’ said Christy L. Shaffer, Ph.D., CEO of Inspire. ‘We are continuing our efforts toward building a commercial infrastructure to co-promote this potential new product with our partner, Allergan, Inc. Given the possibility of accelerated action on the diquafosol NDA, we intend to have our sales force ready for a potential first quarter 2004 launch.’

“About Dry Eye

“Dry eye is a painful, burning and irritating condition involving abnormalities and deficiencies in the tear film due to a variety of causes. It affects approximately 10 million North Americans and is one of the most frequent patient complaints reported to ophthalmologists and optometrists. The majority of dry eye patients rely on artificial tears to relieve symptoms. Allergan’s Restasis™ is the first and only pharmacologically active prescription product approved for patients with chronic dry eye disease.

“About Inspire

“Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body’s innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire’s lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd., and has a collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. Inspire’s products are based on proprietary technology relating to P2Y2 receptors and to non-P2Y2 receptors that show therapeutic promise, including P2Y12.

“Forward-Looking Statements

“The forward-looking statements in this news release relating to management’s expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire’s results is included in Inspire’s filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.”

# # #

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Christy L. Shaffer
Christy L. Shaffer Chief Executive Officer

Dated: July 31, 2003